UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 20, 2022

Date of Report (Date of earliest event reported)

Equillium, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38692	82-1554746
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2223 Avenida de la Playa Suite 105 La Jolla, California	92037
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 412-5302

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EQ	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

On December 23, 2022, Equillium, Inc. (the “Equillium”) and Metacrine, Inc. (“Metacrine”) agreed to terminate that certain Agreement and Plan of Merger, dated as of September 6, 2022, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of October 26, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), by and among Equillium, Metacrine and the other parties thereto.

Equillium and Metacrine mutually agreed to terminate the Merger Agreement pursuant to Section 7.1 of the Merger Agreement. In accordance with the Merger Agreement (i) the Merger Agreement, including all schedules, exhibits and all ancillary agreements thereto, were terminated effective as of December 23, 2022, (ii) Equillium and Metacrine mutually agreed to release each other from all known and unknown claims related thereto, and (iii) no termination fee will be payable by Equillium or Metacrine in connection with the termination of the Merger Agreement.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Registration Statement on Form S-4 (File No. 333-268024), originally filed by Equillium with the Securities and Exchange Commission on October 27, 2022, as amended on November 9, 2022.

Item 5.07	Submission of Matters to a Vote of Security Holders.

Equillium’s virtual special meeting of its stockholders (the “Special Meeting”), originally scheduled for December 20, 2022 at 12:00 p.m. (Eastern Time), was adjourned, without conducting any business except as described below, to 12:00 p.m. (Eastern Time) on January 10, 2023.

The sole proposal presented at the Special Meeting was a proposal to adjourn the Special Meeting, if necessary, to a later date to solicit additional proxies (the “Adjournment Proposal”). Equillium’s stockholders approved the Adjournment Proposal and the voting results are as follows:

For	Against	Abstentions	Broker Non-Votes
22,460,787	163,702	5,062	—

The Special Meeting, as postponed to 12:00 p.m. (Eastern Time) on January 10, 2023 by the Adjournment Proposal, will no longer be held given the termination of the Merger Agreement.

Item 8.01	Other Events.

On December 23, 2022, the Company issued a press release announcing the termination of the Merger Agreement. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated December 23, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Equillium, Inc.

Dated: December 23, 2022

	By:	/s/ Bruce Steel
Bruce Steel
Chief Executive Officer